CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$875,000	$108.94

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933

January 2018 Registration Statement No. 333-212571 Pricing Supplement dated January 26, 2018 Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Contingent Income Auto-Callable Step-Up Securities due January 27, 2033

Based on the Value of the S&P 500® Index

Principal at Risk Securities

Unlike conventional debt securities, the securities do not guarantee the payment of interest or any return of principal at maturity. Instead, the securities offer the opportunity for investors to receive a contingent monthly payment with respect to each monthly determination date on which the closing level of the underlier is greater than or equal to 80% of the initial underlier value, which we refer to as the coupon barrier level. However, if the closing level of the underlier is less than the coupon barrier level on a monthly determination date, investors will not receive any contingent monthly payment with respect to that monthly period. The monthly payment applicable to each monthly determination date begins at a rate of 0.500000% of the stated principal amount and increases periodically as set forth below. In addition, if the closing level of the underlier is greater than or equal to the initial underlier value on any redemption determination date (quarterly, beginning on January 24, 2023), the securities will be automatically redeemed for an amount per security equal to the stated principal amount plus the contingent monthly payment otherwise due. However, if on any quarterly redemption determination date the closing level of the underlier is less than the initial underlier value, the securities will not be redeemed. If the securities are not redeemed prior to maturity and the final underlier value is greater than or equal to 50% of the initial underlier value, which we refer to as the downside threshold level, the payment at maturity due on the securities will be equal to the stated principal amount plus any contingent monthly payment otherwise due. However, if the securities are not redeemed prior to maturity and the final underlier value is less than the downside threshold level, at maturity investors will lose 1% of the stated principal amount for every 1% that the final underlier value is less than the initial underlier value. Under these circumstances, the amount investors receive will be less than 50% of the stated principal amount and could be zero. The securities are for investors who are willing and able to risk their principal and forgo guaranteed interest payments, in exchange for the opportunity to receive contingent monthly payments at a potentially above-market rate, subject to automatic early redemption. Investors will not participate in any appreciation of the underlier even though investors will be exposed to the depreciation in the value of the underlier if the securities have not been redeemed prior to maturity and the final underlier value is less than the downside threshold level. Investors may lose their entire initial investment in the securities. The securities are unsecured and unsubordinated debt obligations of Barclays Bank PLC. Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page 6 of this document) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities. See “Risk Factors” and “Consent to U.K. Bail-in Power” in this document and “Risk Factors” in the accompanying prospectus supplement.

FINAL TERMS
Issuer:	Barclays Bank PLC
Reference asset*:	S&P 500® Index (Bloomberg ticker symbol “SPX<Index>”) (the “underlier”)
Aggregate principal amount:	$875,000
Stated principal amount:	$1,000 per security
Initial issue price:	$1,000 per security (see “Commissions and initial issue price” below)
Pricing date:	January 26, 2018
Original issue date:	January 31, 2018
Maturity date*†:	January 27, 2033
Early redemption:	If, on any redemption determination date (quarterly, beginning on January 24, 2023), the closing level of the underlier is greater than or equal to the initial underlier value, the securities will be automatically redeemed for an early redemption payment on the contingent payment date immediately following that redemption determination date. The securities will not be redeemed early if the closing level of the underlier is less than the initial underlier value on the related redemption determination date. No further payments will be made on the securities after they have been redeemed.
Early redemption payment:	The early redemption payment will be an amount per security equal to (i) the stated principal amount plus (ii) the contingent monthly payment otherwise due.
Contingent monthly payment:

•   If, on any determination date, the closing level of the underlier is greater than or equal to the coupon barrier level, we will pay the applicable contingent monthly payment on the related contingent payment date. The contingent monthly payment that will apply with respect to any determination date is as follows:

Determination Date	Contingent Monthly Payment
With respect to the determination dates scheduled to occur from February 2018 to January 2023 (i.e., years 1 to 5):	$5.00000 (0.500000% of the stated principal amount) per security
With respect to the determination dates scheduled to occur from February 2023 to January 2028 (i.e., years 6 to 10):	$5.83333 (0.583333% of the stated principal amount) per security
With respect to the determination dates scheduled to occur from February 2028 to January 2033 (i.e., years 11 to 15):	$8.33333 (0.833333% of the stated principal amount) per security
• If, on any determination date, the closing level of the underlier is less than the coupon barrier level, no contingent monthly payment will be made with respect to that determination date.
Payment at maturity:

If the securities are not redeemed prior to maturity, you will receive on the maturity date a cash payment per security determined as follows:

•   If the final underlier value is greater than or equal to the downside threshold level:

(i) stated principal amount plus (ii) any contingent monthly payment otherwise due

•   If the final underlier value is less than the downside threshold level:

stated principal amount × underlier performance factor

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000 and will represent a loss of more than 50%, and possibly all, of an investor’s initial investment. Investors may lose their entire initial investment in the securities. Any payment on the securities, including any repayment of principal, is not guaranteed by any third party and is subject to (a) the creditworthiness of Barclays Bank PLC and (b) the risk of exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

U.K. Bail-in Power acknowledgment:	Notwithstanding any other agreements, arrangements or understandings between Barclays Bank PLC and any holder of the securities, by acquiring the securities, each holder of the securities acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page 6 of this document.
(terms continued on the next page)
Commissions and initial issue price:	Initial issue price(1)	Price to public(1)	Agent’s commissions	Proceeds to issuer
Per security	$1,000	$1,000	$30.00(2) $5.00(3)	$965.00
Total	$875,000	$875,000	$30,625	$844,375
(1)	Our estimated value of the securities on the pricing date, based on our internal pricing models, is $930.10 per security. The estimated value is less than the initial issue price of the securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page 5 of this document.

(2)	Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $30.00 for each security they sell. See “Supplemental Plan of Distribution” in this document.

(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each security.

One or more of our affiliates may purchase up to 15% of the aggregate principal amount of the securities and hold such securities for investment for a period of at least 30 days. Accordingly, the total principal amount of the securities may include a portion that was not purchased by investors on the original issue date. Any unsold portion held by our affiliate(s) may affect the supply of securities available for secondary trading and, therefore, could adversely affect the price of the securities in the secondary market. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page 13 of this document and on page S-7 of the prospectus supplement. You should read this document together with the related prospectus, prospectus supplement and index supplement, each of which can be accessed via the hyperlinks below, before you make an investment decision.

The securities will not be listed on any U.S. securities exchange or quotation system. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this document is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this document in the initial sale of the securities. In addition, Barclays Capital Inc. or another of our affiliates may use this document in market resale transactions in any of the securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this document is being used in a market resale transaction.

The securities constitute our unsecured and unsubordinated obligations. The securities are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Prospectus dated July 18, 2016	Prospectus Supplement dated July 18, 2016	Index Supplement dated July 18, 2016

Contingent Income Auto-Callable Step-Up Securities due January 27, 2033

Based on the Value of the S&P 500® Index

Principal at Risk Securities

Terms continued from previous page:
Coupon barrier level:	2,298.296, which is equal to 80% of the initial underlier value (rounded to three decimal places)
Downside threshold level:	1,436.435, which is equal to 50% of the initial underlier value (rounded to three decimal places)
Initial underlier value:	2,872.87, which is the closing level of the underlier on the pricing date
Final underlier value:	The closing level of the underlier on the final determination date
Underlier performance factor:	final underlier value / initial underlier value
Determination dates†:	Monthly, as set forth under the “Determination Dates” column of the table under “ Determination Dates / Redemption Determination Dates / Contingent Payment Dates” on page 3 of this document
Redemption determination dates†:	Quarterly, on the determination dates occurring in each January, April, July and October, commencing January 2023 and ending October 2032
Contingent payment dates†:	Monthly, as set forth under the “Contingent Payment Dates” column of the table under “ Determination Dates / Redemption Determination Dates / Contingent Payment Dates” on page 3 of this document
Closing level*:	Closing level has the meaning set forth under “Reference Assets—Indices—Special Calculation Provisions” in the prospectus supplement.
Additional terms:	Terms used in this document, but not defined herein, will have the meanings ascribed to them in the prospectus supplement.
CUSIP / ISIN:	06744CSV4 / US06744CSV45
Listing:	The securities will not be listed on any securities exchange.
Selected dealer:	Morgan Stanley Wealth Management (“MSWM”)
*	If the underlier is discontinued or if the sponsor of the underlier fails to publish the underlier, the calculation agent may select a successor underlier or, if no successor underlier is available, will calculate the value to be used as the closing level of the underlier. In addition, the calculation agent will calculate the value to be used as the closing level of the underlier in the event of certain changes in or modifications to the underlier. For more information, see “Reference Assets—Indices—Adjustments Relating to Securities with an Index as a Reference Asset” in the accompanying prospectus supplement.
†	Each determination date and redemption determination date may be postponed if that date is not a scheduled trading day or if a market disruption event occurs on that date as described under “Reference Assets—Indices—Market Disruption Events for Securities with an Index of Equity Securities as a Reference Asset” in the accompanying prospectus supplement. In addition, a contingent payment date and/or the maturity date will be postponed if that day is not a business day or if the relevant determination date is postponed as described under “Terms of the Notes—Payment Dates” in the accompanying prospectus supplement.
Barclays Capital Inc.

January 2018	Page 2

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Principal at Risk Securities

Determination Dates / Redemption Determination Dates / Contingent Payment Dates

Determination Dates*	Contingent Payment Dates
February 26, 2018	March 1, 2018
March 26, 2018	March 29, 2018
April 24, 2018	April 27, 2018
May 24, 2018	May 30, 2018
June 25, 2018	June 28, 2018
July 24, 2018	July 27, 2018
August 24, 2018	August 29, 2018
September 24, 2018	September 27, 2018
October 24, 2018	October 29, 2018
November 26, 2018	November 29, 2018
December 24, 2018	December 28, 2018
January 24, 2019	January 29, 2019
February 25, 2019	February 28, 2019
March 25, 2019	March 28, 2019
April 24, 2019	April 29, 2019
May 24, 2019	May 30, 2019
June 24, 2019	June 27, 2019
July 24, 2019	July 29, 2019
August 26, 2019	August 29, 2019
September 24, 2019	September 27, 2019
October 24, 2019	October 29, 2019
November 25, 2019	November 29, 2019
December 24, 2019	December 30, 2019
January 24, 2020	January 29, 2020
February 24, 2020	February 27, 2020
March 24, 2020	March 27, 2020
April 24, 2020	April 29, 2020
May 26, 2020	May 29, 2020
June 24, 2020	June 29, 2020
July 24, 2020	July 29, 2020
August 24, 2020	August 27, 2020
September 24, 2020	September 29, 2020
October 26, 2020	October 29, 2020
November 24, 2020	November 30, 2020
December 24, 2020	December 30, 2020
January 25, 2021	January 28, 2021
February 24, 2021	March 1, 2021
March 24, 2021	March 29, 2021
April 26, 2021	April 29, 2021
May 24, 2021	May 27, 2021
June 24, 2021	June 29, 2021
July 26, 2021	July 29, 2021
August 24, 2021	August 27, 2021
September 24, 2021	September 29, 2021
October 25, 2021	October 28, 2021
November 24, 2021	November 30, 2021
December 27, 2021	December 30, 2021
January 24, 2022	January 27, 2022
February 24, 2022	March 1, 2022
March 24, 2022	March 29, 2022
April 25, 2022	April 28, 2022
May 24, 2022	May 27, 2022
June 24, 2022	June 29, 2022
July 25, 2022	July 28, 2022
August 24, 2022	August 29, 2022
September 26, 2022	September 29, 2022
October 24, 2022	October 27, 2022
November 25, 2022	November 30, 2022
December 27, 2022	December 30, 2022
January 24, 2023	January 27, 2023

Determination Dates*	Contingent Payment Dates
February 24, 2023	March 1, 2023
March 24, 2023	March 29, 2023
April 24, 2023	April 27, 2023
May 24, 2023	May 30, 2023
June 26, 2023	June 29, 2023
July 24, 2023	July 27, 2023
August 24, 2023	August 29, 2023
September 25, 2023	September 28, 2023
October 24, 2023	October 27, 2023
November 24, 2023	November 29, 2023
December 26, 2023	December 29, 2023
January 24, 2024	January 29, 2024
February 26, 2024	February 29, 2024
March 25, 2024	March 28, 2024
April 24, 2024	April 29, 2024
May 24, 2024	May 30, 2024
June 24, 2024	June 27, 2024
July 24, 2024	July 29, 2024
August 26, 2024	August 29, 2024
September 24, 2024	September 27, 2024
October 24, 2024	October 29, 2024
November 25, 2024	November 29, 2024
December 24, 2024	December 30, 2024
January 24, 2025	January 29, 2025
February 24, 2025	February 27, 2025
March 24, 2025	March 27, 2025
April 24, 2025	April 29, 2025
May 27, 2025	May 30, 2025
June 24, 2025	June 27, 2025
July 24, 2025	July 29, 2025
August 25, 2025	August 28, 2025
September 24, 2025	September 29, 2025
October 24, 2025	October 29, 2025
November 24, 2025	November 28, 2025
December 24, 2025	December 30, 2025
January 26, 2026	January 29, 2026
February 24, 2026	February 27, 2026
March 24, 2026	March 27, 2026
April 24, 2026	April 29, 2026
May 26, 2026	May 29, 2026
June 24, 2026	June 29, 2026
July 24, 2026	July 29, 2026
August 24, 2026	August 27, 2026
September 24, 2026	September 29, 2026
October 26, 2026	October 29, 2026
November 24, 2026	November 30, 2026
December 24, 2026	December 30, 2026
January 25, 2027	January 28, 2027
February 24, 2027	March 1, 2027
March 24, 2027	March 30, 2027
April 26, 2027	April 29, 2027
May 24, 2027	May 27, 2027
June 24, 2027	June 29, 2027
July 26, 2027	July 29, 2027
August 24, 2027	August 27, 2027
September 24, 2027	September 29, 2027
October 25, 2027	October 28, 2027
November 24, 2027	November 30, 2027
December 27, 2027	December 30, 2027
January 24, 2028	January 27, 2028

Determination Dates*	Contingent Payment Dates
February 24, 2028	February 29, 2028
March 24, 2028	March 29, 2028
April 24, 2028	April 27, 2028
May 24, 2028	May 30, 2028
June 26, 2028	June 29, 2028
July 24, 2028	July 27, 2028
August 24, 2028	August 29, 2028
September 25, 2028	September 28, 2028
October 24, 2028	October 27, 2028
November 24, 2028	November 29, 2028
December 26, 2028	December 29, 2028
January 24, 2029	January 29, 2029
February 26, 2029	March 1, 2029
March 26, 2029	March 29, 2029
April 24, 2029	April 27, 2029
May 24, 2029	May 30, 2029
June 25, 2029	June 28, 2029
July 24, 2029	July 27, 2029
August 24, 2029	August 29, 2029
September 24, 2029	September 27, 2029
October 24, 2029	October 29, 2029
November 26, 2029	November 29, 2029
December 24, 2029	December 28, 2029
January 24, 2030	January 29, 2030
February 25, 2030	February 28, 2030
March 25, 2030	March 28, 2030
April 24, 2030	April 29, 2030
May 24, 2030	May 30, 2030
June 24, 2030	June 27, 2030
July 24, 2030	July 29, 2030
August 26, 2030	August 29, 2030
September 24, 2030	September 27, 2030
October 24, 2030	October 29, 2030
November 25, 2030	November 29, 2030
December 24, 2030	December 30, 2030
January 24, 2031	January 29, 2031
February 24, 2031	February 27, 2031
March 24, 2031	March 27, 2031
April 24, 2031	April 29, 2031
May 26, 2031	May 29, 2031
June 24, 2031	June 27, 2031
July 24, 2031	July 29, 2031
August 25, 2031	August 28, 2031
September 24, 2031	September 29, 2031
October 24, 2031	October 29, 2031
November 24, 2031	November 27, 2031
December 24, 2031	December 29, 2031
January 26, 2032	January 29, 2032
February 24, 2032	February 27, 2032
March 24, 2032	March 29, 2032
April 26, 2032	April 29, 2032
May 24, 2032	May 27, 2032
June 24, 2032	June 29, 2032
July 26, 2032	July 29, 2032
August 24, 2032	August 27, 2032
September 24, 2032	September 29, 2032
October 25, 2032	October 28, 2032
November 24, 2032	November 29, 2032
December 24, 2032	December 29, 2032
January 24, 2033 (the “final determination date”)	January 27, 2033 (the maturity date)

* The redemption determination dates occur on a quarterly basis, on the determination dates occurring in each January, April, July and October, commencing January 2023 and ending October 2032.

January 2018	Page 3

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Based on the Value of the S&P 500® Index

Principal at Risk Securities

Additional Terms of the Securities

You should read this document together with the prospectus dated July 18, 2016, as supplemented by the prospectus supplement dated July 18, 2016 and the index supplement dated July 18, 2016 relating to our Global Medium-Term Notes, Series A, of which the securities are a part. This document, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated July 18, 2016:
http://www.sec.gov/Archives/edgar/data/312070/000119312516650074/d219304df3asr.htm

Prospectus supplement dated July 18, 2016:
http://www.sec.gov/Archives/edgar/data/312070/000110465916132999/a16-14463_21424b3.htm

Index supplement dated July 18, 2016:
http://www.sec.gov/Archives/edgar/data/312070/000110465916133002/a16-14463_22424b3.htm

Our SEC file number is 1-10257 and our Central Index Key, or CIK, on the SEC website is 0000312070. As used in this document, “we,” “us” and “our” refer to Barclays Bank PLC.

In connection with this offering, Morgan Stanley Wealth Management is acting in its capacity as a selected dealer.

January 2018	Page 4

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Based on the Value of the S&P 500® Index

Principal at Risk Securities

Additional Information Regarding Our Estimated Value of the Securities

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the securities on the pricing date is less than the initial issue price of the securities. The difference between the initial issue price of the securities and our estimated value of the securities results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately 40 days after the initial issue date of the securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the securities and/or any agreement we may have with the distributors of the securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read “Risk Factors” beginning on page 13 of this document.

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Based on the Value of the S&P 500® Index

Principal at Risk Securities

Consent to U.K. Bail-in Power

Notwithstanding any other agreements, arrangements or understandings between us and any holder of the securities, by acquiring the securities, each holder of the securities acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is an European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities; (ii) the conversion of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder of the securities such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the securities, or amendment of the amount of interest or any other amounts due on the securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder of the securities further acknowledges and agrees that the rights of the holders of the securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders of the securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Risk Factors—You may lose some or all of your investment if any U.K. bail-in power is exercised by the relevant U.K. resolution authority” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

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Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Step-Up Securities

Principal at Risk Securities

The Contingent Income Auto-Callable Step-Up Securities due January 27, 2033 Based on the Value of the S&P 500® Index, which we refer to as the securities, provide an opportunity for investors to receive a contingent monthly payment with respect to each monthly determination date on which the closing level of the underlier is greater than or equal to 80% of the initial underlier value, which we refer to as the coupon barrier level. The closing level of the underlier could be below the coupon barrier level on most or all of the determination dates so that you receive few or no contingent monthly payments over the term of the securities. The monthly payment applicable to each monthly determination date begins at a rate of 0.500000% of the stated principal amount and increases periodically as set forth in this document.

If, on any redemption determination date (quarterly, beginning on January 24, 2023), the closing level of the underlier is greater than or equal to the initial underlier value, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent monthly payment otherwise due. If the securities are automatically redeemed prior to maturity, investors will receive no further contingent monthly payments. If the securities have not previously been redeemed and the final underlier value is greater than or equal to 50% of the initial underlier value, which we refer to as the downside threshold level, the payment at maturity will be the stated principal amount plus any contingent monthly payment otherwise due. However, if the securities have not previously been redeemed and the final underlier value is less than the downside threshold level, investors will lose 1% of the stated principal amount for every 1% that the final underlier value is less than the initial underlier value. Under these circumstances, the amount investors receive will be less than 50% of the stated principal amount and could be zero. Investors in the securities must be willing and able to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly payment throughout the entire term of the securities. In addition, investors will not participate in any appreciation of the underlier.

Key Investment Rationale

The securities are for investors who are willing and able to risk their principal and forgo guaranteed interest payments, in exchange for the opportunity to receive contingent monthly payments at a potentially above-market rate, subject to automatic early redemption. The securities offer investors an opportunity to receive the contingent monthly payment with respect to each determination date on which the closing level of the underlier is greater than or equal to the coupon barrier level. In addition, the following scenarios reflect the potential payment on the securities, if any, upon an automatic early redemption or at maturity:

Scenario 1

On any redemption determination date (quarterly, beginning on January 24, 2023), the closing level of the underlier is greater than or equal to the initial underlier value.

▪ The securities will be automatically redeemed for (i) the stated principal amount plus (ii) the contingent monthly payment otherwise due.

▪ Investors will not participate in any appreciation of the underlier from the initial underlier value and will receive no further contingent monthly payments.

Scenario 2

The securities are not automatically redeemed prior to maturity and the final underlier value is greater than or equal to the downside threshold level.

▪ The payment due at maturity will be (i) the stated principal amount plus (ii) any contingent monthly payment otherwise due.

▪ Investors will not participate in any appreciation of the underlier from the initial underlier value.

Scenario 3

The securities are not automatically redeemed prior to maturity and the final underlier value is less than the downside threshold level.

▪ The payment due at maturity will be equal to the stated principal amount times the underlier performance factor. In this case, at maturity, the securities pay less than 50% of the stated principal amount and the percentage loss of the stated principal amount will be equal to the percentage decrease in the final underlier value from the initial underlier value. For example, if the final underlier value is 55% less than the initial underlier value, the securities will pay $450.00 per security, or 45% of the stated principal amount, for a loss of 55% of the stated principal amount. Investors will lose a significant portion and may lose all of their principal in this scenario.

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Selected Purchase Considerations

The securities are not suitable for all investors. The securities may be a suitable investment for you if all of the following statements are true:

▪	You do not seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income.

▪	You do not anticipate that the final underlier value will be less than the downside threshold level on the final determination date, and you are willing and able to accept the risk that, if it is, you will lose a significant portion or all of the stated principal amount.

▪	You do not anticipate that the closing level of the underlier will be less than the coupon barrier level on any determination date, and you are willing and able to accept the risk that, if it is, you may receive few or no contingent monthly payments over the term of the securities.

▪	You are willing and able to forgo participation in any appreciation of the underlier, and you understand that any return on your investment will be limited to the contingent monthly payments that may be payable on the securities.

▪	You are willing and able to accept the risks associated with an investment linked to the performance of the underlier, as explained in more detail in the “Risk Factors” section of this document.

▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the securities composing the underlier, nor will you have any voting rights with respect to the issuers of the securities composing the underlier.

▪	You are willing and able to accept the risk that the securities may be automatically redeemed prior to scheduled maturity and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.

▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity if the securities are not automatically redeemed.

▪	You are willing and able to assume our credit risk for all payments on the securities.

▪	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The securities may not be a suitable investment for you if any of the following statements are true:

▪	You seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income.

▪	You seek an investment that provides for the full repayment of principal at maturity.

▪	You anticipate that the final underlier value will be less than the downside threshold level on the final determination date, or you are unwilling or unable to accept the risk that, if it is, you will lose a significant portion or all of the stated principal amount.

▪	You anticipate that the closing level of the underlier will be less than the coupon barrier level on one or more determination dates, or you are unwilling or unable to accept the risk that, if it is, you may receive few or no contingent monthly payments over the term of the securities.

▪	You seek exposure to any upside performance of the underlier or you seek an investment with a return that is not limited to the contingent monthly payments that may be payable on the securities.

▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the underlier, as explained in more detail in the “Risk Factors” section of this document.

▪	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the securities composing the underlier.

▪	You are unwilling or unable to accept the risk that the securities may be automatically redeemed prior to scheduled maturity.

▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity if they are not automatically redeemed.

▪	You are unwilling or unable to assume our credit risk for all payments on the securities.

▪	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

You must rely on your own evaluation of the merits of an investment in the securities. You should reach a decision whether to invest in the securities after carefully considering, with your advisors, the suitability of the securities in light of your investment objectives and the specific information set forth in this document, the prospectus, the prospectus supplement and the index supplement. Neither the issuer nor Barclays Capital Inc. makes any recommendation as to the suitability of the securities for investment.

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How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on the closing level of the underlier on the redemption determination dates and determination dates (including the final determination date).

Diagram #1: Redemption Determination Dates and Determination Dates Prior to the Final Determination Date

Diagram #2: Payment at Maturity If No Automatic Early Redemption Occurs

For more information about the payment upon an automatic early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

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Hypothetical Examples

The numbers appearing in the following examples may have been rounded for ease of analysis. The examples below assume that the securities will be held until maturity or earlier redemption and do not take into account the tax consequences of an investment in the securities. The examples below are based on the following terms:*

Hypothetical Initial Underlier Value:	100.00
Hypothetical Coupon Barrier Level:	80.000, which is 80% of the hypothetical initial underlier value
Hypothetical Downside Threshold Level:	50.000, which is 50% of the hypothetical initial underlier value
Contingent Monthly Payment:	For the determination dates scheduled to occur from February 2018 to January 2023 (i.e., years 1 to 5):	$5.00000 (0.500000% of the stated principal amount) per security
	For the determination dates scheduled to occur from February 2023 to January 2028 (i.e., years 6 to 10):	$5.83333 (0.583333% of the stated principal amount) per security
	For the determination dates scheduled to occur from February 2028 to January 2033 (i.e., years 11 to 15):	$8.33333 (0.833333% of the stated principal amount) per security
Stated Principal Amount:	$1,000 per security

* Terms used for purposes of these hypothetical examples do not represent the actual initial underlier value, coupon barrier level or downside threshold level. In particular, the hypothetical initial underlier value of 100.00 used in these examples has been chosen for illustrative purposes only and does not represent the actual initial underlier value. Please see “S&P 500® Index Overview” below for recent actual values of the underlier. The actual initial underlier value, coupon barrier level and downside threshold level are set forth on the cover page of this document.

In Examples 1 and 2, the closing level of the underlier is greater than or equal to the hypothetical initial underlier value of 100.00 on one of the redemption determination dates (quarterly, beginning on January 24, 2023). Because the closing level of the underlier is greater than or equal to the initial underlier value on one of the redemption determination dates, the securities are automatically redeemed following the relevant redemption determination date. In Examples 3 and 4, the closing level of the underlier on the redemption determination dates is less than the initial underlier value, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

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	Example 1			Example 2
Determination Dates	Hypothetical Closing Level	Contingent Monthly Payment (per security)	Early Redemption Payment (per security)	Hypothetical Closing Level	Contingent Monthly Payment (per security)	Early Redemption Payment (per security)
#1	65.00	$0	N/A	95.00	$5.00000	N/A
#2	105.00	$5.00000	N/A	50.00	$0	N/A
#3 to #59	Various (below coupon barrier level)	$0	N/A	Various (below coupon barrier level)	$0	N/A
#60	100.00	—*	$1,005.00000	80.00	$5.00000	N/A
#61 to #115	N/A	N/A	N/A	Various (below coupon barrier level)	$0	N/A
#116	N/A	N/A	N/A	85.00	$5.83333	N/A
#117	N/A	N/A	N/A	70.00	$0	N/A
#118	N/A	N/A	N/A	85.00	$5.83333	N/A
#119	N/A	N/A	N/A	95.00	$5.83333	N/A
#120	N/A	N/A	N/A	125.00	—*	$1,005.83333
#121 to #179	N/A	N/A	N/A	N/A	N/A	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A			N/A

* The early redemption payment includes the unpaid contingent monthly payment with respect to the redemption determination date on which the closing level of the underlier is greater than or equal to the initial underlier value and the securities are redeemed as a result.

In Example 1, the securities are automatically redeemed following the 60th determination date (the 1st redemption determination date), as the closing level of the underlier on the 60th determination date is equal to the initial underlier value. As the closing level of the underlier on the 60th determination date is greater than or equal to the coupon barrier level, you receive the applicable contingent monthly payment of $5.00000 with respect to that determination date. Following the 60th determination date, you receive the early redemption payment, calculated as follows:

stated principal amount + contingent monthly payment = $1,000 + $5.00000 = $1,005.00000

In this example, the automatic early redemption feature limits the term of your investment to approximately five years and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent monthly payments. Even though the underlier has appreciated above the initial underlier value on the 2nd determination date, the securities are not automatically redeemed, as the securities will not be redeemed prior to the 60th determination date (the 1st redemption determination date).

In Example 2, the securities are automatically redeemed following the 120th determination date (the 21st redemption determination date), as the closing level of the underlier on the 120th determination date is greater than the initial underlier value. As the closing levels of the underlier on the 1st and 60th determination dates are greater than or equal to the coupon barrier level, you receive the applicable contingent monthly payment of $5.00000 with respect to those determination dates. As the closing levels of the underlier on the 116th, 118th and 119th determination dates are greater than or equal to the coupon barrier level, you receive the applicable contingent monthly payment of $5.83333 with respect to those determination dates. Following the 120th determination date, you receive an early redemption payment of $1,005.83333, which includes the contingent monthly payment with respect to that determination date.

In this example, the early redemption feature limits the term of your investment to approximately 10 years and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent monthly payments. Further, although the underlier has appreciated by 25% from the initial underlier value on the 120th determination date, upon automatic early redemption, you receive only $1,005.83333 per security and do not benefit from such appreciation.

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	Example 3			Example 4
Determination Dates	Hypothetical Closing Level	Contingent Monthly Payment (per security)	Early Redemption Payment (per security)	Hypothetical Closing Level	Contingent Monthly Payment (per security)	Early Redemption Payment (per security)
#1	70.00	$0	N/A	65.00	$0	N/A
#2	65.00	$0	N/A	70.00	$0	N/A
#3 to #59	Various (below coupon barrier level)	$0	N/A	Various (below coupon barrier level)	$0	N/A
#60	50.00	$0	N/A	55.00	$0	N/A
#61 to #115	Various (below coupon barrier level)	$0	N/A	Various (below coupon barrier level)	$0	N/A
#116	67.50	$0	N/A	50.00	$0	N/A
#117	70.00	$0	N/A	55.00	$0	N/A
#118	65.00	$0	N/A	60.00	$0	N/A
#119	55.00	$0	N/A	65.00	$0	N/A
#120	50.00	$0	N/A	60.00	$0	N/A
#121 to #179	Various (below coupon barrier level)	$0	N/A	Various (below coupon barrier level)	$0	N/A
Final Determination Date	45.00	$0	N/A	60.00	$0	N/A
Payment at Maturity	$450.00			$1,000.00

Examples 3 and 4 illustrate the payment at maturity per security based on the final underlier value.

In Example 3, the closing level of the underlier is below the coupon barrier level on each determination date throughout the term of the securities. As a result, you do not receive any contingent monthly payments during the term of the securities. In addition, because the final underlier value is less than the downside threshold level, at maturity, you are fully exposed to the decline of the underlier. Thus, investors will receive a cash payment at maturity that is significantly less than the stated principal amount per security, calculated as follows:

($1,000 × underlier performance factor)

= $1,000 × (final underlier value / initial underlier value)

= $1,000 × (45.00 / 100.00)

= $450.00

In this example, the cash payment you receive at maturity is significantly less than the stated principal amount.

In Example 4, the closing level of the underlier is below the coupon barrier level on each of the determination dates prior to the final determination date. As a result, you do not receive any contingent monthly payments following those determination dates. In addition, the closing level of the underlier decreases to a final underlier value of 60.00. Although the final underlier value is less than the initial underlier value, because the final underlier value is still not less than the downside threshold level, you receive the stated principal amount. However, because the final underlier value is less than the coupon barrier level, you do not receive a contingent monthly payment with respect to the final determination date.

In this example, although the final underlier value represents a 40% decline from the initial underlier value, you receive the stated principal amount of $1,000 per security at maturity.

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Risk Factors

An investment in the securities involves significant risks. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. Investing in the securities is not equivalent to investing directly in the underlier or any of the securities composing the underlier. The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the prospectus supplement, including the risk factors discussed under the following headings:

o	“Risk Factors—Risks Relating to the Securities Generally”;

o	“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities, Indices of Equity Securities or Exchange-Traded Funds that Hold Equity Securities”; and

o	“Risk Factors—Additional Risks Relating to Securities That We May Call or Redeem (Automatically or Otherwise).”

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the stated principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final underlier value is less than the downside threshold level, you will be exposed to the decline in the closing level of the underlier, as compared to the initial underlier value, on a 1-to-1 basis and you will receive for each security that you hold at maturity an amount in cash equal to the stated principal amount times the underlier performance factor. Under these circumstances, your payment at maturity will be less than 50% of the stated principal amount and could be zero.

▪	You will not receive any contingent monthly payment for any monthly period where the closing level of the underlier on the applicable determination date is less than the coupon barrier level. The terms of the securities differ from those of ordinary debt securities in that they do not provide for regular interest payments. Instead, a contingent monthly payment will be made with respect to a monthly period only if the closing level of the underlier is greater than or equal to the coupon barrier level on the related determination date. If the closing level of the underlier is below the coupon barrier level on any determination date, you will not receive a contingent monthly payment for the related monthly period. The closing level of the underlier could be below the coupon barrier level on most or all of the determination dates so that you receive few or no contingent monthly payments over the term of the securities. If you do not receive sufficient contingent monthly payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪	Credit of issuer. The securities are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the securities.

▪	You may lose some or all of your investment if any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority. Notwithstanding any other agreements, arrangements or understandings between Barclays Bank PLC and any holder of the securities, by acquiring the securities, each holder of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this document. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders of the securities losing all or a part of the value of your investment in the securities or receiving a different security from the securities, which may be worth significantly less than the securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders of the securities. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities will not be a default or an Event of Default (as each term is defined in the indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities. See “Consent to U.K. Bail-in Power” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

▪	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately five years by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, no further contingent monthly payments will be made on the securities, and you may be forced to reinvest in a lower interest rate environment. As a result, you may not receive any of the higher contingent monthly payments that apply only after the first five years. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities in a comparable investment with a similar level of risk in the event the securities are redeemed prior to the maturity date.

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▪	Contingent repayment of principal applies only at maturity. You should be willing and able to hold the securities to maturity. If you sell the securities prior to maturity in the secondary market, if any, you may have to sell the securities at a loss relative to your initial investment even if the level of the underlier is above the downside threshold level.

▪	You will not participate in any appreciation in the value of the underlier. You will not participate in any appreciation in the value of the underlier from the initial underlier value even though you will be exposed to the depreciation in the value of the underlier if the securities have not been redeemed prior to maturity and the final underlier value is less than the downside threshold level. The return on the securities will be limited to the contingent monthly payment that is paid with respect to each determination date on which the closing level of the underlier is greater than or equal to the coupon barrier level.

▪	The securities will not be listed on any securities exchange, and secondary trading may be limited. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the securities in the secondary market but are not required to do so and may cease any such market making activities at any time, without notice. Even if a secondary market develops, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price, if any, at which you may be able to trade your securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the securities. In addition, Barclays Capital Inc. or one or more of our other affiliates may at any time hold an unsold portion of the securities (as described on the cover page of this document), which may inhibit the development of a secondary market for the securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your securities to maturity.

▪	The contingent monthly payments are based solely on the closing levels of the underlier on the determination dates. Whether the contingent monthly payment will be made with respect to a determination date will be based on the closing level of the underlier on that determination date. As a result, you will not know whether you will receive the contingent monthly payment with respect to a monthly period until the related determination date. Moreover, because each contingent monthly payment is based solely on the closing level of the underlier on a specific determination date, if the closing level on that determination date is less than the coupon barrier level, you will not receive any contingent monthly payment with respect to the related monthly period, even if the closing level of the underlier was higher on other days during the term of the securities.

▪	The securities are subject to volatility risk. Volatility is a measure of the degree of variation in the level of the underlier over a period of time. The contingent monthly payment with respect to each determination date will be determined on the pricing date based on a number of factors, including the expected volatility of the underlier. The contingent monthly payments will be higher than the fixed rate that we would pay on a conventional debt security of the same tenor and will be higher than they otherwise would have been had the expected volatility of the underlier, calculated as of the pricing date, been lower. As volatility of an underlier increases, there will typically be a greater likelihood that (a) the closing level of that underlier will be less than its coupon barrier level on one or more determination dates and (b) the final underlier value of that underlier will be less than its downside threshold level.

Accordingly, you should understand that higher contingent monthly payments will reflect, among other things, an indication of a greater likelihood that you will (a) not receive contingent monthly payments with respect to one or more determination dates and/or (b) incur a loss of principal at maturity than would have been the case had the contingent monthly payments been lower. In addition, actual volatility over the term of the securities may be significantly higher than the expected volatility at the time the terms of the securities were determined. If actual volatility is higher than expected, you will face an even greater risk that you will not receive contingent monthly payments and/or that you will lose a significant portion or all of your principal at maturity for the reasons described above.

▪	Investing in the securities is not equivalent to investing in the underlier or the securities composing the underlier. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the securities composing the underlier.

▪	Adjustments to the underlier could adversely affect the value of the securities. The publisher of the underlier may discontinue or suspend calculation or publication of the underlier at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlier and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.

▪	Hedging and trading activity by the issuer and its affiliates could potentially adversely affect the value of the securities. Hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities could adversely affect the value of the underlier and, as a result, could decrease the amount an investor may receive on the securities at maturity, if any. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial underlier value and, as a result, the coupon barrier level, which is the level at or above which the underlier must close on each determination date in order for you to receive a contingent monthly payment or, if the securities are not redeemed prior to maturity, the downside threshold level, which is the level at or above which the underlier must close on the final determination date in order for you to avoid being exposed to the negative performance of the underlier at maturity. Additionally, such hedging or trading activities during the term of the securities could potentially affect the level of the underlier on the determination dates and, accordingly, whether investors will receive one or more contingent monthly payments, whether the securities are automatically redeemed prior to maturity and, if the securities are not redeemed prior to maturity, the payment at maturity, if any.

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▪	The market price of the securities will be influenced by many unpredictable factors. Several factors will influence the value of the securities in the secondary market and the price at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC may be willing to purchase or sell the securities in the secondary market. Although we expect that generally the value of the underlier on any day will affect the value of the securities more than any other single factor, other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of the underlier;

o	whether the closing level has been, or is expected to be, below the coupon barrier level on any determination date and whether the final underlier value is expected to be below the downside threshold level;

o	dividend rates on the securities composing the underlier;

o	interest and yield rates in the market;

o	time remaining until the securities mature;

o	supply and demand for the securities;

o	geopolitical conditions and economic, financial, political, regulatory and judicial events that affect the securities composing the underlier and that may affect the final underlier value; and

o	any actual or anticipated changes in our credit ratings or credit spreads.

The value of the underlier may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. See “S&P 500® Index Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.

▪	The estimated value of your securities is lower than the initial issue price of your securities. The estimated value of your securities on the pricing date is lower than the initial issue price of your securities. The difference between the initial issue price of your securities and the estimated value of the securities is a result of certain factors, such as any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

▪	The estimated value of your securities might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market. The estimated value of your securities on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above might be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market.

▪	The estimated value of the securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions. The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially different from the estimated value of the securities determined by reference to our internal pricing models.

▪	The estimated value of your securities is not a prediction of the prices at which you may sell your securities in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your securities and may be lower than the estimated value of your securities. The estimated value of the securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the securities such as fees, commissions, discounts, and the costs of hedging our obligations under the securities, secondary market prices of your securities will likely be lower than the initial issue price of your securities. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your securities, and any sale prior to the maturity date could result in a substantial loss to you.

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▪	The temporary price at which we may initially buy the securities in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your securities. Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market (if Barclays Capital Inc. makes a market in the securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the initial issue date of the securities. The price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your securities.

▪	We and our affiliates, and any dealer participating in the distribution of the securities, may engage in various activities or make determinations that could materially affect your securities in various ways and create conflicts of interest. We and our affiliates play a variety of roles in connection with the issuance of the securities, as described below. In performing these roles, our and our affiliates’ economic interests are potentially adverse to your interests as an investor in the securities.

In connection with our normal business activities and in connection with hedging our obligations under the securities, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the underlier or its components. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the securities into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the securities.

In addition, the role played by Barclays Capital Inc., as the agent for the securities, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the securities and such compensation or financial benefit may serve as an incentive to sell the securities instead of other investments. Furthermore, we and our affiliates establish the offering price of the securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, if any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any selling concession that the participating dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

In addition to the activities described above, we will also act as the calculation agent for the securities. As calculation agent, we will determine any values of the underlier and make any other determinations necessary to calculate any payments on the securities. In making these determinations, we may be required to make discretionary judgments, including determining whether a market disruption event has occurred on any date that the value of the underlier is to be determined; if the underlier is discontinued or if the sponsor of the underlier fails to publish the underlier, selecting a successor underlier or, if no successor underlier is available, determining any value necessary to calculate any payments on the securities; and calculating the value of the underlier on any date of determination in the event of certain changes in or modifications to the underlier. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the securities, and any of these determinations may adversely affect any payments on the securities.

▪	Tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Additional provisions—Tax considerations” below.

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S&P 500® Index Overview

The underlier consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For more information about the underlier, see “Indices—The S&P U.S. Indices” in the accompanying index supplement, as supplemented by the following updated information. Beginning in June 2016 (or July 2017, in the case of IEX), U.S. common equities listed on Bats BZX, Bats BYX, Bats EDGA, Bats EDGX or IEX were added to the universe of securities that are eligible for inclusion in the underlier and, effective March 10, 2017, the minimum unadjusted company market capitalization for potential additions to the underlier was increased to $6.1 billion from $5.3 billion. In addition, as of July 31, 2017, the securities of companies with multiple share class structures are no longer eligible to be added to the underlier, but securities already included in the underlier have been grandfathered and are not affected by this change.

Information about the underlier as of market close on January 26, 2018:

Bloomberg Ticker Symbol:	SPX	52 Week High:	2,872.87
Current Closing Level:	2,872.87	52 Week Low:	2,278.87
52 Weeks Ago (1/27/2017):	2,294.69

The following table sets forth the published high, low and period-end closing levels of the underlier for each quarter for the period of January 2, 2013 through January 26, 2018. The associated graph shows the closing levels of the underlier for each day in the same period. The closing level of the underlier on January 26, 2018 was 2,872.87. We obtained the closing levels of the underlier from Bloomberg Professional® service, without independent verification. Historical performance of the underlier should not be taken as an indication of future performance. Future performance of the underlier may differ significantly from historical performance, and no assurance can be given as to the closing level of the underlier during the term of the securities, including on any of the determination dates. We cannot give you assurance that the performance of the underlier will result in the return of any of your initial investment.

S&P 500® Index	High	Low	Period End
2013
First Quarter	1,569.19	1,457.15	1,569.19
Second Quarter	1,669.16	1,541.61	1,606.28
Third Quarter	1,725.52	1,614.08	1,681.55
Fourth Quarter	1,848.36	1,655.45	1,848.36
2014
First Quarter	1,878.04	1,741.89	1,872.34
Second Quarter	1,962.87	1,815.69	1,960.23
Third Quarter	2,011.36	1,909.57	1,972.29
Fourth Quarter	2,090.57	1,862.49	2,058.90
2015
First Quarter	2,117.39	1,992.67	2,067.89
Second Quarter	2,130.82	2,057.64	2,063.11
Third Quarter	2,128.28	1,867.61	1,920.03
Fourth Quarter	2,109.79	1,923.82	2,043.94
2016
First Quarter	2,063.95	1,829.08	2,059.74
Second Quarter	2,119.12	2,000.54	2,098.86
Third Quarter	2,190.15	2,088.55	2,168.27
Fourth Quarter	2,271.72	2,085.18	2,238.83
2017
First Quarter	2,395.96	2,257.83	2,362.72
Second Quarter	2,453.46	2,328.95	2,423.41
Third Quarter	2,519.36	2,409.75	2,519.36
Fourth Quarter	2,690.16	2,529.12	2,673.61
2018
First Quarter (through January 26, 2018)	2,872.87	2,695.81	2,872.87

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Underlier Historical Performance*— January 2, 2013 to January 26, 2018

* The dotted lines indicate the coupon barrier level and the downside threshold level of 80% and 50%, respectively, of the initial underlier value.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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Additional Information about the Securities

Please read this information in conjunction with the terms on the cover page of this document.

Additional provisions:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

You should review carefully the sections entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts with Associated (Contingent) Coupons” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” in the accompanying prospectus supplement. The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

In determining our reporting responsibilities, if any, we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent monthly payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts with Associated (Contingent) Coupons” in the accompanying prospectus supplement. Our special tax counsel, Davis Polk & Wardwell LLP, has advised that it believes this treatment to be reasonable, but that there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt.

Sale, exchange or redemption of a security. Assuming the treatment described above is respected, upon a sale or exchange of the securities (including redemption upon an automatic call or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the securities, which should equal the amount you paid to acquire the securities (assuming contingent monthly payments are properly treated as ordinary income, consistent with the position referred to above). This gain or loss should be short-term capital gain or loss unless you hold the securities for more than one year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of the securities at the issue price. The deductibility of capital losses is subject to limitations. If you sell your securities between the time your right to a contingent monthly payment is fixed and the time it is paid, it is likely that you will be treated as receiving ordinary income equal to the contingent monthly payment. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a determination date but that can be attributed to an expected contingent monthly payment could be treated as ordinary income. You should consult your tax advisor regarding this issue.

As noted above, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. holders. Insofar as we have responsibility as a withholding agent, we do not currently intend to treat contingent monthly payments to non-U.S. holders (as defined in the accompanying prospectus supplement) as subject to U.S. withholding tax. However, non-U.S. holders should in any event expect to be required to provide appropriate Forms W-8 or other documentation in order to establish an exemption from backup withholding, as described under the heading “—Information Reporting and Backup Withholding” in the accompanying prospectus supplement. If any withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld.

Treasury regulations under Section 871(m) generally impose a withholding tax on certain “dividend equivalents” under certain “equity linked instruments.” A recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2019 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our determination that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel is of the opinion that these regulations should not apply to the securities with regard to non-U.S. holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

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Trustee:	The Bank of New York Mellon
Calculation agent:	Barclays Bank PLC
Use of proceeds and hedging:

The net proceeds we receive from the sale of the securities will be used for various corporate purposes as set forth in the prospectus and prospectus supplement and, in part, in connection with hedging our obligations under the securities through one or more of our subsidiaries.

We, through our subsidiaries or others, hedge our anticipated exposure in connection with the securities by taking positions in futures and options contracts on the underlier and any other securities or instruments we may wish to use in connection with such hedging. Trading and other transactions by us or our affiliates could affect the value of the underlier, the market value of the securities or any amounts payable on the securities. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the prospectus supplement.

ERISA:	See “Benefit Plan Investor Considerations” in the accompanying prospectus supplement.
Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to Barclays Bank PLC, when the securities offered by this pricing supplement have been executed and issued by Barclays Bank PLC and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such securities will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of June 28, 2017, filed as an exhibit to a report on Form 6-K by Barclays Bank PLC on June 28, 2017, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of Davis Polk & Wardwell LLP, dated June 28, 2017, which has been filed as an exhibit to the report on Form 6-K referred to above.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This document represents a summary of the terms and conditions of the securities. We encourage you to read the accompanying prospectus, prospectus supplement and index supplement for this offering, which can be accessed via the hyperlinks on the cover page of this document.

Supplemental Plan of Distribution

Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $30.00 for each security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $5.00 for each security.

We expect that delivery of the securities will be made against payment for the securities on the original issue date indicated on the cover of this document, which is expected to be more than two business days following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities on any date prior to two business days before delivery will be required, by virtue of the fact that the securities will initially settle in more than two business days, to specify alternative settlement arrangements to prevent a failed settlement. See “Plan of Distribution (Conflicts of Interest)” in the prospectus supplement.

The securities are not intended to be offered, sold or otherwise made available to and may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA Retail Investor”). For these purposes, an EEA Retail Investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended from time to time, the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to EEA Retail Investors has been prepared and therefore offering or selling such securities or otherwise making them available to any EEA Retail Investor may be unlawful under the PRIIPs Regulation.

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